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                                                                   EXHIBIT 99.8a

                            TRANSFER AGENT AGREEMENT
                          SAFECO RESOURCE SERIES TRUST

                                    EXHIBIT A

The Safeco Resource Series Trust consists of the following Portfolios:

Safeco RST Core Equity Portfolio
Safeco RST Growth Opportunities Portfolio
Safeco RST Multi-Cap Core Portfolio
Safeco RST Bond Portfolio
Safeco RST Money Market Portfolio
Safeco RST Small-Cap Value Portfolio


As of October 1, 2003